EXHIBIT 99.24(2)(N)(1)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of The Principled Equity Market Fund on the amended Form N-2, our report dated January 14, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the captions, "Financial Highlights" and "Auditors".




/s/LIVINGSTON & HAYNES P.C.
Wellesley, Massachusetts
July 27, 1998